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                                                      Rule 424(b)(3)
                                               Registration No. 333-78931


                  PRICING SUPPLEMENT NO. 2343 DATED June 7, 1999
                  TO PROSPECTUS SUPPLEMENTAL DATED JUNE 7, 1999
                    AND BASE PROSPECTUS DATED JUNE 4, 1999

 Issuer:                        National Rural Utilities CFC

 Principal Amount:              $2,500,000.00


 Issue Price:                   100% of Principal Amount


 Original Issue Date:           06/10/1999


 Maturity Date:                 04/17/2000


 Interest Rate:                 5.550% per annum


 Record Dates:                  Each January 1 and July 1


 Interest Payment Dates:        Each January 15 and July 15


 Redeemable Date:               None


Agent's Commission:             None


 Form of Note
 (Book-Entry or Certificated):  Certificated


 Other Terms:                   None



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Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $5,050,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term
Notes, Series A, $620,114,000, Series B, and $2,909,871,000 Series C
have been issued.